EXHIBIT 8.1

LIST OF SUBSIDIARIES AND CONSOLIDATED AFFILIATED ENTITIES

Subsidiaries

1.              Ambow Education Co., Ltd., a Cayman Islands company

2.              Ambow Education Ltd., a Cayman Islands company

3.              Ambow Education Management (Hong Kong) Ltd., a Hong Kong company

4.              Ambow Education (Hong Kong) Limited, a Hong Kong company

5.              Beijing Ambow Online Software Co., Ltd., a PRC company

6.              Ambow Dalian Education Technology Co., Ltd., a PRC company

7.              Tianjin Ambow Yuhua Software Co., Ltd., a PRC company

8.              Ambow Education Management Ltd., a Cayman Islands company*

9.              Ambow Education Group Limited, a Hong Kong company*

10.       Ambow College Management Limited, a Hong Kong company*

11.       Ambow Training Management Limited, a Hong Kong company*

12.       Ambow School Management Limited, a Hong Kong company*

13.       Ambow School Consultation Management Limited, a Hong Kong company*

14.       Ambow College Consultation Management Limited, a Hong Kong company*

15.       Beijing Ambow Chuangying Education Technology Co., Ltd., a PRC company*

16.       Beijing Ambow Shengying Education Technology Co., Ltd., a PRC company*

17.       WIND POWER INVESTMENTS LIMITED, a British Virgin Islands company*

18.       PRECISE MANNER HOLDINGS LIMITED, a British Virgin Islands company*

19.       EXCEL CASTLE HOLDINGS LIMITED, a British Virgin Islands company*

20.       SPEED FAME HOLDINGS LIMITED, a British Virgin Islands company*

21.       FINEGOAL LIMITED, a British Virgin Islands company*

22.       GRAND GAIN GROUP LIMITED, a British Virgin Islands company*

23.       EASY GLOBAL INVESTMENTS LIMITED, a British Virgin Islands company*

24.       MARKBEST INVESTMENTS LIMITED, a British Virgin Islands company*

25.       POWERHIGH INVESTMENTS LIMITED, a British Virgin Islands company*

26.       FULL TARGET HOLDINGS LIMITED, a British Virgin Islands company*

27.       GRAND ALL INVESTMENTS LIMITED, a British Virgin Islands company*

28.       STATE CROWN INTERNATIONAL LIMITED, a British Virgin Islands company*

29.       TIMEFIELD INVESTMENTS LIMITED, a British Virgin Islands company*

30.       FINE GLOBAL LIMITED, a British Virgin Islands company*

31.       ALL WONDER INVESTMENTS LIMITED, a British Virgin Islands company*

32.       ISLAND SUN INVESTMENTS LIMITED, a British Virgin Islands company*

33.       INSIGHT MARKET INVESTMENTS LIMITED, a British Virgin Islands company*

34.       WISE SINO INVESTMENTS LIMITED, a British Virgin Islands company*

35.       WISER TRADE INVESTMENTS LIMITED, a British Virgin Islands company*

36.       FUTURE FORTUNE INVESTMENTS LIMITED, a British Virgin Islands company*

37.       DREAMHIGH INVESTMENTS LIMITED, a British Virgin Islands company*

38.       FORTUNE AMPLE HOLDINGS LIMITED, a British Virgin Islands company*

39.       AKALA HOLDINGS LIMITED, a British Virgin Islands company*

40.       SMART METHOD HOLDINGS LIMITED, a British Virgin Islands company*

* A dormant entity without any significant business

Consolidated Affiliated Entities

1.                                  Beijing Ambow Shida Education Technology Co., Ltd., a PRC company

2.                                  Ambow Sihua Education and Technology Co., Ltd., a PRC company

3.                                  Shanghai Ambow Education Information Consulting Co., Ltd., a PRC company

4.                                  Suzhou Wenjian Venture Investment Management Consulting Co., Ltd., a PRC company

5.                                  Wenjian Gongying Venture Investment Enterprise, a fund established under the laws of the PRC